UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2013

COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

1200 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On December 19, 2013, Comstock Mining Inc. (the “Company”) announced the elimination of $2 million of debt and cancellation of any future royalties payable with respect to four, patented lode mining claims totaling 95 acres in the Company’s Dayton Resource Area in exchange for the issuance of one million shares of the Company’s common stock (the “Shares”) through a private offering and sale.

No underwriters were involved in the issuance of the Shares.  The offer, sale and issuance of the Shares are exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act.  The Shares were issued in a private offering to an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.  The recipient of the Shares had adequate access, through management of the Company, to information about the Company.

A copy of the Company’s press release announcing the transaction is attached to this report as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits.

99.1	Press release dated December 19, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.
Date: December 19, 2013	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: President, Chief Executive Officer and Director

EXHIBIT INDEX

99.1	Press release dated December 19, 2013.